                                  EXHIBIT 10.4

                              EMPLOYMENT AGREEMENT
                               EDWARD H. RESNICK

                              EMPLOYMENT AGREEMENT


                 This EMPLOYMENT AGREEMENT (this "Agreement") is entered into as of January 1, 1997, by and between PANORAMA INTERNATIONAL PRODUCTIONS, INC., a Delaware corporation (the "Company"), and Edward H. Resnick, an individual ("Employee"), with reference to the following:

                    A. The Company is in the business of producing and distributing video tapes and publishing printed materials and color photography books for sale to the tourist industry ("Business"). The Company's products feature destination, historical and cultural topics such as national and state parks, national monuments and historical sites.

                    B. Pursuant to that certain Employment Agreement, dated as of September 25, 1995, between the Company and Employee ("Existing Agreement"), Employee is employed as the Chairman of the Board and Secretary of the Company.

                    C. Under the terms of the Existing Agreement, Employee's employment by the Company has been on a month-to-month basis since September 25, 1996.

                    D. In order to provide greater stability to the Company's management, the Company desires to enter into this Agreement in order to replace and supersede the terms of the Existing Agreement.

                    E. Employee desires to remain in the employ of the Company, and has agreed to continue his employment with the Company, subject to the terms and conditions set forth herein.

                 NOW, THEREFORE, in consideration of the various covenants and agreements hereinafter set forth, the parties hereto agree as follows:

                    1.    Employment; Duties; Exclusive Services.

                            1.1   Employment.  Subject to the terms and
conditions hereof, the Company hereby employs Employee as the Chairman of the Board of Directors and Chief Executive Officer of the Company and such other position or title consistent with Employee's employment as the Chief Executive Officer as may be designated by the Company's Board of Directors ("Board") from time to time, and Employee hereby accepts such employment.

                            1.2   Duties.  Employee agrees that, as the
Chairman of the Board and Chief Executive Officer of the Company, he shall (a) be responsible for the supervision and/or implementation of the Board's policies and decisions in connection with the Business; (b) cooperate with the Board and the Company's management in the formulation of the Company's programs for strategic planning, operations, financing, services and marketing; and (c) conduct such other executive level duties as may be assigned to him from time to time by the Board.

                            1.3   Non-Exclusive Services.  It is not intended
that Employee's employment hereunder be full time. Employee shall devote such time and attention to the Company's Business as shall be necessary to perform his duties hereunder, it being understood that Employee may and will engage in other non-competitive business activities.

                    2. Effect on Existing Agreement. The parties hereby acknowledge and agree that the Existing Agreement is hereby terminated and superseded by this Agreement, and the Existing Agreement shall have no further force or effect.

                    3. Term. Unless sooner terminated as hereinafter provided, this Agreement shall be effective for a term ("Term") commencing as of the date hereof and ending on December 31, 1999.

                    4. Compensation and Benefits. The Company shall pay the following compensation and benefits to Employee during the Term hereof, and Employee shall accept the same as payment in full for all services rendered by Employee to or for the benefit of the Company:

                            4.1   Salary.  A salary ("Base Salary") of $90,000
per annum, which shall accrue in equal monthly installments in arrears and shall be payable in accordance with the payroll practices of the Company in effect from time to time.

                            4.2   Bonus.  In addition to the Base Salary, the
Company may grant to Employee a bonus or bonuses as further compensation and in special recognition of his services to the Company. Any such bonus or bonuses may be granted at the sole discretion of the Board and at such times and in such manner as the Board may determine. It is currently anticipated that any such bonus or bonuses shall be based, in part, upon the profitability of the Company.

                            4.3   Fringe Benefits.  Employee shall be entitled
to participate in health insurance and other benefits under the Company's benefit plans and arrangements, including, without limitation, any employee benefit plan or arrangement made available in the future by the Company to its senior executives, subject to and on a basis consistent with the terms, conditions and overall administration of such plans and arrangements. The Company shall have the right to amend or delete any such benefit plan or arrangement made available by the Company to its senior executives and not otherwise specifically provided for herein.

                            4.4   Expenses.  The Company shall reimburse
Employee for reasonable out-of-pocket expenses incurred in connection with the Company Business and the performance of his duties hereunder, subject to (a) such policies as the Board may from time to time establish, and (b) Employee furnishing the Company with evidence in the form of receipts satisfactory to the Company substantiating the claimed expenditures.

                            4.5   Vacation.  Employee shall be entitled to the
number of paid vacation days in each calendar year determined by the Company from time to time for its senior executive officers, but not less than fifteen
(15) days in any calendar year. Employee shall also be entitled to all paid holidays given to the Company's senior executive officers.

                            4.6   Withholding and other Deductions.  All
compensation payable to Employee hereunder shall be subject to such deductions as the Company is from time to time required to make pursuant to law, governmental regulation or order.

                    5. Representations and Warranties of Employee. Employee represents and warrants to the Company that (a) he is under no contractual or other restriction or obligation which is inconsistent with the execution of this Agreement, the performance of his duties hereunder, or the other rights of the Company hereunder, and (b) he is under no physical or mental disability that would hinder the performance of his duties under this Agreement.

                    6.    Certain Covenants.

                            6.1   Noncompetition.  The parties hereto
acknowledge that if Employee were to compete with the Company upon the termination of his employment with the Company, Employee would necessarily use Confidential Information (as defined below) in doing so. During the term of this Agreement and for a period of two years thereafter, or, if Employee is terminated for good cause or voluntarily terminates his employment hereunder, then for the remainder of the term of this Agreement after such termination and for a period of two years thereafter, ("Restricted Period") Employee shall not have any ownership interest (of record or beneficial) in, or have any interest as an employee, salesman, consultant, officer or director in, or otherwise aid or assist in any manner, any firm, corporation, partnership, proprietorship or other business that engages in any county or city in the United States and/or any foreign country in a business which is similar to that in which the Company is engaged in such county, city or part thereof at the commencement of the

Restricted Period, so long as the Company, or any successor in interest of the Company to the business and goodwill of the Company, remains engaged in such business in such county or city to solicit customers or potential customers therein; provided, however, that Employee may own, directly or indirectly, solely as an investment, securities of any entity which are traded on any national securities exchange or quoted on NASDAQ if Employee is not a controlling shareholder of such entity.

                            6.2   Non-solicitation of Business, Employees, and
Consultants. During the Restricted Period, Employee shall not, directly or indirectly:

                                    (a)    Solicit or assist any other person
to solicit any business (other than for the Company) from any present or past customer of the Company; or request or advise any present or future customer of the Company to withdraw, curtail or cancel its business dealings with the Company; or commit any other act or assist others to commit any other act which might injure the business of the Company;

                                    (b)    Hire, solicit or encourage any
employee of the Company to leave the employment of the Company or any of its affiliates, or hire any such employee who has left the employment of the Company or any of its affiliates within one (1) year of the termination of such employee's employment with the Company or any of its affiliates; or

                                    (c)    Hire, solicit or encourage any
consultant then under contract with the Company or any of its affiliates to cease work with the Company or any of its affiliates within one (1) year of the termination of such consultant's engagement by the Company or any of its affiliates.

                            6.3   Confidential Information and Trade Secrets.
Employee acknowledges that the nature of Employee's engagement by the Company is such that Employee will have access to Confidential Information which has great value to the Company and that except for Employee's engagement by the Company, Employee would not otherwise have access to the Confidential Information. Employee further agrees, during the term of this Agreement and at all times thereafter, that he shall:

                                    (a)    Hold all Confidential Information in
strict confidence and not discuss, communicate or transmit to others, or make any unauthorized copy of or use the Confidential Information in any capacity, position or business as it directly relates to Employee's employment by the Company;

                                    (b)    Use the Confidential Information
only in furtherance of proper employment-related reasons of the Company to further the interests and Business of the Company; and

                                    (c)    Take all reasonable actions that the
Board deems necessary or appropriate, to prevent unauthorized use or disclosure of or to protect the interest of the Company in the Confidential Information.

                            6.4   Ownership and Return of Documents.  Employee
agrees that all memoranda, notes, records, papers or other documents and all copies thereof relating to Confidential Information, the operations of the Company or the Business, some of which may be prepared by Employee, and all objects associated therewith in any way obtained by Employee in connection with his employment shall be the Company's sole and exclusive property. Employee shall not, except for the Company's use, copy or duplicate any of the aforementioned documents or objects, nor remove them from the Company's facilities nor use any information concerning them except for the Company's benefit, either during the Employee's employment or thereafter. Employee agrees that he will deliver all of the aforementioned documents and objects that may be in his possession to the Company upon termination of the Employee's employment, or at any other time upon the Company's request, together with the Employee's written certification of compliance with the provision of this
Section 6.4.

                            6.5   Rights and Remedies Upon Breach.  If Employee
breaches or threatens to commit a breach of any of the provisions of Sections
6.1 through 6.4 hereof, inclusive (the "Restrictive Covenants"), the Company shall have the following rights and remedies, each of which rights and remedies shall be independent of the other and severally enforceable, and all of which rights and remedies shall be in addition to, and not in lieu of, any other rights and remedies available to the Company under law or in equity:

                                    (a)    Specific Performance.  The right and
remedy to have the Restrictive Covenants specifically enforced by any court having equity jurisdiction, all without the need to post a bond or any other security or to prove any amount of actual damage or that money damages would not provide an adequate remedy, it being acknowledged and agreed that any such breach or threatened breach will cause irreparable injury to the Company and that money damages will not provide adequate remedy to the Company; and

                                    (b)    Accounting and Indemnification.  The
right and remedy to require Employee (i) to account for and pay over to the Company all compensation, profits, monies, accruals, increments or other benefits derived or received by Employee or any associated party deriving such benefits as a result of any such breach of the Restrictive Covenants; and (ii) to indemnify the Company against any other losses, damages (including special and consequential damages), costs and expenses, including actual attorneys' fees and court costs, which may be incurred by them and which result from or arise out of any such breach or threatened breach of the Restrictive Covenants.

                            6.6   Severability of Covenants/Blue Pencilling.
If any court determines that any of the Restrictive Covenants, or any part thereof, is invalid or unenforceable, the remainder of the Restrictive Covenants shall not thereby be affected and shall be given full effect, without regard to the invalid portions. If any court determines that any of the Restrictive Covenants, or any part thereof, are unenforceable because of the duration of such provision or the area covered thereby, such court shall have the power to reduce the duration or area of such provision and, in its reduced form, such provision shall then be enforceable and shall be enforced. Employee hereby waives any and all right to attack the validity of the Restrictive Covenants on the grounds of the breadth of their geographic scope or the length of their term.

                            6.7   Enforceability in Jurisdictions.  The Company
and Employee intend to and do hereby confer jurisdiction to enforce the Restrictive Covenants upon the courts of any jurisdiction within the geographical scope of such covenants. If the courts of any one or more of such jurisdictions hold the Restrictive Covenants wholly unenforceable by reason of the breadth of such scope or otherwise, it is the intention of the Company and Employee that such determination not bar or in any way affect the right of the Company to the relief provided above in the courts of any other jurisdiction within the geographical scope of such covenants, as to breaches of such covenants in such other respective jurisdictions, such covenants as they relate to each jurisdiction being, for this purpose, severable into diverse and independent covenants.

                            6.8   Certain Definitions.  As used in this Section
6, the following terms shall have the meanings set forth below:

                                    (a)    The term "Company" shall mean (i)
Panorama International Productions, Inc., a Delaware corporation ("Panorama");
(ii) Tellurian Press, Inc., a California corporation d/b/a Sierra Press, Inc. ("Sierra"); and (iii) any company which either Panorama or Sierra may acquire and into which either Panorama or Sierra may be merged and any present or future subsidiary of either of them.

                                    (b)    The term "Confidential Information"
means all information or material not generally known by non- Company personnel which (i) gives the Company some competitive business advantage or the opportunity of obtaining such advantage or the disclosure of which could be detrimental to the interests of the Company; (ii) which is owned by the Company or in which the Company has an interest and (iii) which is either (A) marked "Confidential Information," "Proprietary Information" or other similar marking, (B) known by Employee to be considered confidential and proprietary by the Company or (C) from all the relevant circumstances should reasonably be assumed by Employee to be confidential and proprietary to the Company.

                                  Confidential Information includes, but is not
limited to, the following types of information and other information of a similar nature (whether or not reduced to writing): (1) financial information (including, but not limited to, information relating to earnings, assets, debts, prices, pricing structure, volume of purchases or sales or other financial data whether related to the Company generally, or to particular products, services, geographic areas, or time periods); (2) supply and service information (including, but not limited to, information relating to goods and services, suppliers' names or addresses, terms of supply or service contracts or of particular transactions, or related information about potential suppliers, and the extent that the combination of suppliers or use of a particular supplier, though generally known or available, yields advantages to the Company, details of which are not generally known); (3) marketing information (including, but not limited to, information relating to details about ongoing or proposed marketing programs or agreements by or on behalf of the Company, sales forecasts, advertising formats and methods or results of marketing efforts or information about impending transactions); (4) personnel information (including, but not limited to, information relating to employees' personal or medical histories, compensation or other terms of employment, actual or proposed promotions, hirings, resignations, disciplinary actions, terminations or reasons therefor, training methods, performance, or other information pertaining to the Company's employees); and (5) customer information (including, but not limited to, information relating to past, existing or prospective customers, addresses or backgrounds, records of agreements and prices, proposals or agreements between customers and the Company, status of customers' accounts or credit, or related information about actual or prospective customers as well as customer lists). Confidential Information also includes any information described above which the Company obtains from another party and which the Company treats as proprietary or designates as Confidential Information, whether or not owned or developed by the Company.

                                  NOTWITHSTANDING THE FOREGOING, HOWEVER, NO
INFORMATION CONSTITUTES CONFIDENTIAL INFORMATION IF (A) IT IS GENERIC INFORMATION OR GENERAL KNOWLEDGE WHICH EMPLOYEE WOULD HAVE LEARNED IN THE COURSE OF SIMILAR EMPLOYMENT ELSEWHERE IN THE TRADE; (B) IT IS INFORMATION THE DISCLOSURE OF WHICH IS COMPELLED BY JUDICIAL OR ADMINISTRATIVE PROCEEDINGS AFTER EMPLOYEE DILIGENTLY ATTEMPTS TO AVOID DISCLOSURE (WITHOUT EXPENDING HIS OWN

PERSONAL FUNDS) AND AFFORDS THE COMPANY THE OPPORTUNITY TO OBTAIN ASSURANCE THAT SUCH DISCLOSURE WILL ATTEMPT CONFIDENTIAL TREATMENT; OR (C) IF IT IS OTHERWISE PUBLICLY KNOWN OR IN THE PUBLIC DOMAIN.

                 7. Definitive Non-Competition Agreement. Upon termination of this Agreement, Employee shall deliver to the Company a definitive Non-Competition and Confidentiality Agreement to give effect to the provisions of Section 6 hereof. However, neither the failure of Employee to deliver either of such agreements nor the failure of the Company to require the same shall otherwise affect the enforceability of the Restrictive Covenants.

                    8. Insurance. The Company shall have the right to take out life, health, accident, "key-man" or other insurance covering Employee, in the name of the Company and at the Company's expense in any amount deemed appropriate by the Company. Employee shall assist the Company in obtaining such insurance, including, without limitation, submitting to any required examinations and providing information and data required by insurance companies.

                    9.    Termination.

                            9.1   Death or Total Disability of Employee. If
Employee dies or becomes totally disabled during the term of this Agreement, Employee's employment hereunder shall automatically terminate. For these purposes Employee shall be deemed totally disabled if Employee shall become physically or mentally incapacitated or disabled or otherwise unable fully to discharge Employee's duties hereunder for a period of 120 consecutive calendar days or for 120 calendar days in any 270 calendar-day period. In making a determination of disability, the Board shall utilize such medical and other advice and consultation as the Board deems appropriate, but there is no requirement of procedure or formality associated with the making of such determination. During any period of disability in which Employee is unable to perform his duties hereunder, Employee's Base Salary shall be payable to the extent of, and subject to, the Company's policies and practices then in effect with respect to sick leave and disability benefits.

                            9.2   Termination for Good Cause.  Employee's
employment hereunder may be terminated by the Company for "good cause." The term "good cause" is defined as any one or more of the following occurrences:

                                    (a)    Employee's breach of any of the
Restrictive Covenants contained in Section 6 hereof;

                                    (b)    Employee's conviction by, or entry
of a plea of guilty or nolo contendere in, a court of competent and final jurisdiction for any crime involving moral turpitude or punishable by imprisonment in the jurisdiction involved;

                                    (c)    Employee's commission of an act of
fraud, whether prior to or subsequent to the date hereof upon the Company;

                                    (d)    Employee's continuing repeated
willful failure or refusal to perform Employee's duties as required by this Agreement (including, without limitation, Employee's inability to perform Employee's duties hereunder as a result of chronic alcoholism or drug addiction and/or as a result of any failure to comply with any laws, rules or regulations of any governmental entity with respect to Employee's employment by the Company);

                                    (e)    Employee's material violation of any
duty of loyalty to the Company;

                                    (f)    Employee's commission of any act
which is detrimental to the Company's Business or goodwill; or

                                    (g)    Employee's breach of any other
provision of this Agreement, provided that termination of Employee's employment pursuant to this subsection (g) shall not constitute valid termination for good cause unless Employee shall have first received written notice from the Board stating with specificity the nature of such breach and affording Employee at least fifteen (15) days to correct the breach alleged.

                            9.3   Termination Without Cause.  The Company may
terminate Employee's employment at any time and without cause at the sole discretion of the Board, effective thirty (30) days after written notice to Employee.

                            9.4   Severance Compensation.  Upon the occurrence
of any of the events referred to in Sections 9.1 and 9.2 hereof, Employee (or Employee's heirs or representatives) shall be entitled to receive only such portion (if any) of the Base Salary as may theretofore have accrued but be unpaid on the date on which the termination shall take effect. Upon the termination of Employee's employment pursuant to Section 9.3 hereof, the Company shall continue to pay to Employee, as severance pay, Employee's full Base Salary as provided in Section 4.1 above for the remainder of the Term, less any amounts Employee actually earns in respect of such period as a result of his employment by any other employer. All payments required to be made by the Company pursuant to this Section 9.4 shall be paid in the same manner and at the times specified in Section 4 hereof.

                            9.5   Return of the Company's Property.  If this
Agreement is terminated for any of the foregoing reasons, the Company shall have the right, at its option, to require Employee to vacate his offices prior to the effective date of termination and to cease all activities on the Company's behalf. Upon the termination of his employment in any manner, Employee shall immediately surrender to the Company all lists, books and records of, or in connection with, the Company's business, and all other property belonging to the Company, it being distinctly understood that all such lists, books and records, and other documents, are the property of the Company. Notwithstanding the foregoing, however, the parties hereby agree that, upon the termination of this Agreement, Employee shall have the right to keep his personal laptop computer, docking platform and other peripheral equipment attached or pertaining thereto.

                   10.    Arbitration.

                           10.1   In General.  Any claim, dispute or
controversy between the parties arising out of or relating to the employment of Employee by the Company or the termination of Employee's employment by the Company (including, without limitation, any claim relating to the purported meaning, validity, interpretation, effect, enforceability, performance, enforcement or breach of any provision of this Agreement, any wrongful termination or discrimination claim, including state and federal statutory claims), whether in contract or tort (collectively, "Dispute") shall be resolved by final and binding arbitration conducted by the American Arbitration Association ("AAA") in accordance with its commercial rules in Los Angeles, California. The arbitrability of any such Dispute shall likewise be determined in such arbitration. This agreement to arbitrate shall apply to any and all claims asserted by Employee against the Company and/or any employee, officer, alleged agent, director or affiliate of the Company, and any and all such claims shall be deemed "Disputes" hereunder. Arbitration shall be conducted in as expedited manner as is then permitted by AAA. The determinations, findings, judgments and/or awards rendered through any such arbitration shall be final and binding on the parties hereto and judgment thereon may be entered in any court of competent jurisdiction.

                           10.2   Procedure.  Any such arbitration proceeding
may be initiated by written notice from either party to the other which shall be a compulsory and binding proceeding on each party. The arbitration shall be conducted before one arbitrator selected in accordance with the rules pertaining to expedited arbitration. The costs of said arbitrator and the arbitration shall be borne equally by the parties hereto. Each party shall bear separately the cost of their respective attorneys, witnesses and experts in connection with such arbitration. Other costs of the arbitration, including the cost of any record or transcripts of the arbitration, administrative fees, and other fees and costs, shall be borne equally by the parties. Time is of the essence of this arbitration procedure, and the arbitrator shall be instructed and required to render his decision within ten (10) days following completion of the arbitration. The arbitrator shall have the authority to grant any damages available under state and federal law. The arbitrator shall not have the right to add to, subtract from, or modify any of the terms of this Agreement, nor shall the arbitrator have the power to decide the justice or propriety of any specific provision of this Agreement or any matter reserved solely to the discretion of the Company.

                           10.3   Applicable Law, Etc.  The arbitrator shall
follow any applicable federal law and California state law in rendering an award. Any and all legal proceedings to enforce this Agreement, (including any action to compel arbitration hereunder or to enforce any award or judgment rendered thereby), shall be governed in accordance with Section 10.8 hereunder.

                           10.4   Exclusive Remedy; Survivability.  This
agreement to arbitrate shall provide the exclusive remedy of the parties with respect to any Dispute, and each party expressly waives any right he, she or it may have to seek redress in any other forum. This agreement to arbitrate shall survive the termination of this Agreement.

                   11. General Relationship. Employee shall be considered an employee of the Company within the meaning of all federal, state and local laws and regulations including, but not limited to, laws and regulations governing unemployment insurance, workers' compensation, industrial accident, labor and taxes.

                   12.    Miscellaneous.

                           12.1   Modification; Prior Claims.  This Agreement
sets forth the entire understanding of the parties with respect to the subject matter hereof, supersedes all existing agreements between them concerning such subject matter (including, but not limited to, the Existing Agreement), and may be modified only by a written instrument duly executed by each party. Employee hereby waives any claims that may exist on the date hereof arising from his prior employment, if any, with the Company, other than for compensation payable or reimbursement of reasonable expenses, all as incurred in the ordinary course of business.

                           12.2   Assignment.  The rights of the Company under
this Agreement may not be assigned by the Company without the prior written consent of Employee. Further, this Agreement is an agreement for the personal services of Employee and is not assignable or transferable by Employee. None of the rights of Employee to receive any form of compensation payable pursuant to this Agreement shall be assignable or transferable except through a testamentary disposition or by the laws of descent and distribution upon the death of Employee. Any attempted assignment, transfer, conveyance, or other disposition (other than as aforesaid) of any interest in the rights of Employee to receive any form of compensation to be made by the Company pursuant to this Agreement shall be void.

                           12.3   Survival.  The covenants, agreements,
representations and warranties contained in or made pursuant to this Agreement shall survive Employee's termination of employment.

                           12.4   Waiver.  The failure of either party hereto
at any time to enforce performance by the other party of any provision of this Agreement shall in no way affect such party's rights thereafter to enforce the same, nor shall the waiver by either party of any breach of any provision hereof be deemed to be a waiver by such party of any other breach of the same or any other provision hereof.

                           12.5   Hiring At Will.  Any continuance of
Employee's employment by the Company after the Term hereof shall be deemed a hiring at will (unless such continuance is the subject of a new written agreement) and shall be subject to termination with or without cause by either party upon delivery of notice thereof.

                           12.6   Section Headings.  The headings of the
several sections in this Agreement are inserted solely for the convenience of the parties and are not a part of and are not intended to govern, limit or aid in the construction of any term or provision hereof.

                           12.7   Notices.  All notices, requests and other
communications hereunder shall be in writing and shall be delivered by courier or other means of personal service (including by means of a nationally recognized courier service or professional messenger service), or sent by telex or telecopy or mailed first class, postage prepaid, by certified mail, return receipt requested, in all cases, addressed to:

                          Company:

                                        Panorama International Productions, Inc.
                                        2621 Empire Avenue
                                        Burbank, California  91504
                                        Attention: Board of Directors

                          With a copy to:

                                        Loeb & Loeb, LLP
                                        1000 Wilshire Boulevard, Suite 1800
                                        Los Angeles, California  90017
                                        Attention: David L. Ficksman, Esq.

                          Employee:

                                        Edward H. Resnick
                                        3350 Coy Drive
                                        Sherman Oaks, California 91423

All notices, requests and other communications shall be deemed given on the date of actual receipt or delivery as evidenced by written receipt, acknowledgement or other evidence of actual receipt or delivery to the address. In case of service by telecopy, a copy of such notice shall be personally delivered or sent by registered or certified mail, in the manner set forth above, within three (3) business days thereafter. Any party hereto may from time to time by notice in writing served as set forth above designate a different address or a different or additional person to which all such notices or communications thereafter are to be given.

                           12.8   Governing Law and Venue.  This Agreement is
to be governed by and construed in accordance with the laws of the State of California applicable to contracts made and to be performed wholly within such State, and without regard to the conflicts of laws principles thereof. Subject to the provisions of Section 10 hereof requiring arbitration of Disputes, any and all legal proceedings to enforce this Agreement, including any action to compel arbitration pursuant to Section 10 or to enforce or vacate any judgment or award rendered therein, shall be brought in the state or federal courts sitting in Los Angeles, California, the parties hereto hereby waiving any claim or defense that such forum is not convenient or proper. Each party hereby agrees that any such court shall have in personam jurisdiction over it and consents to service of process by certified or registered mail, prepaid to the address specified in Section 12.7 or in any manner authorized by California law, and agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner specified by law.

                           12.9   Attorneys' Fees.  Subject to the provisions
of Section 10 hereof with respect to arbitration, if any legal action, arbitration or other proceeding is brought for the enforcement of this Agreement, or because of any alleged dispute, breach, default or misrepresentation in connection with this Agreement, the successful or prevailing party shall be entitled to recover reasonable attorneys' fees and other costs it incurred in that action or proceeding, in addition to any other relief to which it may be entitled.

                          12.10   Counterparts.  This Agreement may be executed
in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement.

                          12.11   Construction.  The language in all parts of
this Agreement shall in all cases be construed simply, according to its fair meaning, and not strictly for or against any of the parties hereto. Without limitation, there shall be no presumption against any party on the ground that such party was responsible for drafting this Agreement or any part thereof. As used herein, the word "person" shall include any corporation, firm, limited liability company, partnership or other form of association.

                 IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date hereinabove set forth.


                                        "THE COMPANY":

                                        PANORAMA INTERNATIONAL
                                        PRODUCTIONS, INC., a Delaware
                                        corporation



                                        By:/s/David K. Haspel
                                           ---------------------------------
                                           David K. Haspel, President



                                        "EMPLOYEE":



                                        /s/Edward H. Resnick
                                        ------------------------------------
                                        Edward H. Resnick